                                                                    Exhibit 1(k)


                         DRESDNER RCM GLOBAL FUNDS, INC.

                         FORM OF ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------

Dresdner RCM Global Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST:    The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

       SECOND:   The total number of shares of capital stock which the
Corporation has authority to issue is hereby increased from 1,000,000,000 shares of capital stock, of the par value of $.0001 per share and of the aggregate par value of $100,000 to 3,000,000,000 shares of capital stock, of the par value of $.0001 per share and of the aggregate par value of $300,000.

       THIRD:    The Board of Directors has classified a total of 800,000,000 unissued shares of capital stock, par value $.0001 per share, of the Corporation, which shares are currently unclassified, into shares of capital stock, par value $.0001 per share, of the Corporation of four new series of capital stock, each series having two classes with the following designations (each a "Class"):

       DESIGNATION                                                 NUMBER OF SHARES
       Dresdner RCM Europe Fund Class N                               100,000,000
       Dresdner RCM Europe Fund Class I                               100,000,000
       Dresdner RCM International Growth Equity Fund Class N          50,000,000
       Dresdner RCM International Growth Equity Fund Class I          50,000,000
       Dresdner RCM MidCap Fund Class N                               200,000,000
       Dresdner RCM MidCap Fund Class I                               200,000,000
       Dresdner RCM Small Cap Fund Class N                            50,000,000
       Dresdner RCM Small Cap Fund Class I                            50,000,000

       FOURTH:   Classes having a common fund name as classified in Article
Third will be invested in a common investment portfolio comprising a series and the series and Classes will have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article IV(5) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Charter of the Corporation relating to stock of the Corporation generally.

       FIFTH:    (a) As of immediately before the increase in the aggregate number of shares of capital stock of the Corporation and the classification of unissued shares set forth in Article Third, the Corporation had authority to issue the following authorized shares:

       DESIGNATION                                                 NUMBER OF SHARES
       Dresdner RCM Large Cap Growth Fund Class N                     25,000,000
       Dresdner RCM Large Cap Growth Fund Class I                     25,000,000
       Dresdner RCM Tax Managed Growth Fund Class N                   25,000,000
       Dresdner RCM Tax Managed Growth Fund Class I                   25,000,000
       Dresdner RCM Biotechnology Fund Class N                        50,000,000
       Dresdner RCM Balanced Fund Class I                             25,000,000


                                                                    Exhibit 1(k)

       Dresdner RCM Global Small Cap Fund Class N                     25,000,000
       Dresdner RCM Global Small Cap Fund Class I                     25,000,000
       Dresdner RCM Global Technology Fund Class N                    25,000,000
       Dresdner RCM Global Technology Fund Class I                    25,000,000
       Dresdner RCM Global Health Care Fund Class N                   50,000,000
       Dresdner RCM Emerging Markets Fund Class N                     25,000,000
       Dresdner RCM Emerging Markets Fund Class I                     25,000,000
       Dresdner RCM Global Equity Fund Class N                        25,000,000
       Dresdner RCM Global Equity Fund Class I                        25,000,000
       Dresdner RCM Strategic Income Fund Class N                     25,000,000
       Dresdner RCM Strategic Income Fund Class I                     25,000,000
       Unclassified                                                   525,000,000
       Total                                                          1,000,000,000

       (b) As of immediately after the increase in the aggregate number of shares of capital stock of the Corporation and the classification of unissued shares set forth in Article Third, the Corporation has authority to issue the following authorized shares:

       DESIGNATION                                                 NUMBER OF SHARES
       Dresdner RCM Large Cap Growth Fund Class N                     25,000,000
       Dresdner RCM Large Cap Growth Fund Class I                     25,000,000
       Dresdner RCM Tax Managed Growth Fund Class N                   25,000,000
       Dresdner RCM Tax Managed Growth Fund Class I                   25,000,000
       Dresdner RCM Biotechnology Fund Class N                        50,000,000
       Dresdner RCM Balanced Fund Class I                             25,000,000
       Dresdner RCM Global Small Cap Fund Class N                     25,000,000
       Dresdner RCM Global Small Cap Fund Class I                     25,000,000
       Dresdner RCM Global Technology Fund Class N                    25,000,000
       Dresdner RCM Global Technology Fund Class I                    25,000,000
       Dresdner RCM Global Health Care Fund Class N                   50,000,000
       Dresdner RCM Emerging Markets Fund Class N                     25,000,000
       Dresdner RCM Emerging Markets Fund Class I                     25,000,000
       Dresdner RCM Global Equity Fund Class N                        25,000,000
       Dresdner RCM Global Equity Fund Class I                        25,000,000
       Dresdner RCM Strategic Income Fund Class N                     25,000,000
       Dresdner RCM Strategic Income Fund Class I                     25,000,000
       Dresdner RCM Europe Fund Class N                               100,000,000
       Dresdner RCM Europe Fund Class I                               100,000,000
       Dresdner RCM International Growth Equity Fund Class N          50,000,000
       Dresdner RCM International Growth Equity Fund Class I          50,000,000
       Dresdner RCM MidCap Fund Class N                               200,000,000
       Dresdner RCM MidCap Fund Class I                               200,000,000
       Dresdner RCM Small Cap Fund Class N                            50,000,000
       Dresdner RCM Small Cap Fund Class I                            50,000,000
       Unclassified                                                   1,725,000,000
       Total                                                          3,000,000,000

       SIXTH:    The Board of Directors has increased the total number of
authorized shares of the Corporation pursuant to Section 2-105(c) of the Maryland General Corporation Law and Article IV(1)(a) of the Charter and each Class as designated above has been classified by the Board of Directors under authority contained in the Charter of the Corporation.

                                                                    Exhibit 1(k)

       IN WITNESS WHEREOF, Dresdner RCM Global Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Assistant Secretary on this ___ day of __________, 2000. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all materials respects.

WITNESS:                                    DRESDNER RCM GLOBAL FUNDS, INC.




By:                                         By:
   -----------------------------------         ---------------------------------
[Name]                                      [Name}
[Assistant Secretary]                       [President]